Exhibit 10.2

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the 5 day of July, 2024

BETWEEN:

YERBAÉ BRANDS CORP., a company duly incorporated under the laws of the Province of British Columbia and having an address at 18801 N. Thompson Peak Parkway, SuiteD-380, Scottsdale, AZ 85255

Email: todd@yerbae.com

(the “Company”)

AND:

MAXIMCASH SOLUTIONS LLC, of      UTAH

Email:	Spc@maximcash.com

(the “Maxim” or the “Subscriber”)

WHEREAS:

A. The Company wishes to engage Maxim in connection with the provision of a bridge loan to the Company in the aggregate amount of $750,000 (the “Loan”), pursuant to the terms and conditions set forth in the Business Loan and Security Agreement (the “Definitive Loan Agreement”) to be entered into concurrently with this Agreement;

B. The Company has agreed to issue $75,000 (the “Loan Fee”) worth of common shares (each, a “Share”) in the capital of the Company to Maxim as consideration for the issuance of the Loan; and

C. Maxim has agreed to accept 214,285 common shares of the Company (each a “Share”) at a deemed price of $0.35 per Share as payment of the Loan Fee, pursuant to the terms and conditions set forth in this Agreement.

NOW THEREFORE, this Agreement witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Maxim (each, a “Party” and, together, the “Parties”) agree as follows:

1.	CLOSING

1.1	The closing of the transactions contemplated by this Agreement (the “Closing”) are subject to the Company and Maxim entering into the Definitive Loan Agreement, and shall occur on the date that is five business days following the date on which the Canadian Securities Exchange (the “Exchange”) accepts this Agreement for filing and approves the issuance of the Shares, or such other date as may be determined by the Company in its sole discretion (in any case, the “Closing Date”).

2.	DOCUMENTS REQUIRED FROM MAXIM

2.1	Maxim will complete, sign and return to the Company:

(a)	one executed copy of this Agreement;

(b)	one completed and executed accredited investor certificate in the form attached to this Agreement as Schedule A; and

(c)	any other documents, notices and undertakings as may be requested by the Company, acting reasonably.

2.2	The Company and Maxim acknowledge and agree that Clark Wilson LLP (the “Company’s Counsel”) has acted as counsel only to the Company and is not protecting the rights and interests of Maxim. Maxim acknowledges and agrees that the Company and the Company’s Counsel have given Maxim the opportunity to seek, and are hereby recommending that Maxim obtain, independent legal advice with respect to the subject matter of this Agreement and, further, Maxim hereby represents and warrants to the Company and the Company’s Counsel that Maxim has sought independent legal advice or waives such advice.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF MAXIM

3.1	Maxim represents and warrants to, and covenants with, the Company (which representations, warranties and covenants shall survive the Closing), that:

(a)	Maxim has received and carefully read this Agreement;

(b)	Maxim has the requisite power, authority, legal capacity and competence to execute and deliver this Agreement, to perform all of its obligations hereunder, and to undertake all actions required of Maxim hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained;

(c)	Maxim is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation;

(d)	this Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of Maxim;

(e)	the execution, delivery and performance by Maxim of this Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to Maxim, and do not and will not constitute a breach of or default under any of Maxim’s constating documents, or any agreement to which Maxim is a party or by which it is bound;

(f)	Maxim and Maxim’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the issuance of the Shares hereunder, and to obtain additional information regarding the Company to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(g)	upon the issuance thereof, and until such time as the same is no longer required under applicable laws, any certificate representing any of the Shares will bear a legend in substantially the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [four months and one day from the Closing Date];

and:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(h)	Maxim has been advised to consult Maxim’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(i)	there is no government or other insurance covering any of the Shares;

(j)	this Agreement is not enforceable by Maxim unless it has been accepted by the Company;

(k)	Maxim has not conveyed, transferred or assigned any portion of the Loan Fee to any third party, and has full right, power and authority to enter into this Agreement and to accept the Shares in full and final satisfaction of the Loan Fee;

(l)	no third party has any right to payment of all or any portion of the Loan Fee;

(m)	the release contained in Section Error! Reference source not found. is fully enforceable by the Company against Maxim;

(n)	Maxim understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Shares;

(o)	the Company is relying on exemptions from prospectus requirements found in Section 2.3 of National Instrument 45-106 in Canada and Rule 506 of Regulation D (“Regulation D”), promulgated by the Securities and Exchange Commission in the United States under the Securities Act of 1933, as amended (the “1933 Act”) in the United States to issue the Shares to Maxim;

(p)	no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Shares, the issuance is exempt from the prospectus requirements available under the provisions of applicable securities laws, and as a result:

(i)	Maxim may be restricted from using some of the civil remedies otherwise available under applicable securities laws,

(ii)	Maxim may not receive information that would otherwise be required to be provided to it under applicable securities laws, and

(iii)	the Company is relieved from certain obligations that would otherwise apply under applicable securities laws;

(q)	Maxim confirms that neither the Company nor any of its directors, employees, officers or affiliates have made any representations (written or oral) to Maxim:

(i)	regarding the future value of the Shares;

(ii)	that any person will resell or repurchase the Shares; or

(iii)	that any person will repay the Loan Fee, other than as provided in this Agreement;

(r)	Maxim has been advised to consult its own legal and financial advisors with respect to the suitability of the Shares as an investment for Maxim, the tax consequences of acquiring and dealing with the Shares, and the resale restrictions to which the Shares are or may be subject under applicable securities legislation, and has not relied upon any statements made by, or purporting to have been made on behalf of, the Company with respect to such suitability, tax consequences and resale restrictions;

(s)	there may be material tax consequences to Maxim of an acquisition or disposition of the Shares, and the Company gives no opinion and makes no representation to Maxim with respect to the tax consequences to Maxim under federal, state, provincial, local or foreign tax laws that may apply to Maxim’s acquisition or disposition of the Shares;

(t)	Maxim is acquiring the Shares as principal for its own account, for investment only and not with a view to the resale or distribution of all or any of the Shares;

(u)	Maxim may not be able to resell the Shares except in accordance with limited exemptions available under applicable securities legislation and Maxim is solely responsible for (and the Company is in no way responsible for) Maxim’s compliance with applicable resale restrictions;

(v)	it is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(w)	it is not an underwriter of, or dealer in, any of the Shares, nor is Maxim participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(x)	the Shares have not been and will not be registered under the 1933 Act or the securities laws of any state, and the Shares may not be offered or sold, directly or indirectly, in the United States without registration under the 1933 Act or compliance with requirements of an exemption from registration, and Maxim acknowledges that the Company has no present intention of filing a registration statement under the 1933 Act in respect of the Shares; and

(y)	Maxim is a “U.S. Person” (as that term is defined in Regulation S under the 1933 Act) and is an “accredited investor” (as that term is defined in Rule 501 of Regulation D) and has delivered to the Company a fully completed and executed accredited investor certificate in the form attached to this Agreement as Schedule A.

3.2	Maxim agrees that the representations, warranties and covenants of Maxim in this Agreement will be true and correct both as of the execution of this Agreement and as of the Closing, and will survive the completion of the distribution of the Shares to Maxim and any subsequent disposition of the Shares by Maxim.

3.3	Maxim acknowledges that the Company is relying upon the representations, warranties and covenants of Maxim set forth in this Agreement in determining the eligibility of Maxim to acquire the Shares, and hereby agrees to indemnify the Company, including its affiliates, shareholders, directors, officers, partners, employees, advisors and agents, against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of, or in connection with, their reliance on such representations, warranties and covenants. Maxim undertakes to immediately notify the Company of any change in any statement or other information relating to Maxim set forth in this Agreement that occurs prior to the Closing.

4.	REGULATORY APPROVAL

4.1	This Agreement is subject to the approval of the Exchange.

4.2	The Company will promptly make application for acceptance to the Exchange and will use reasonable commercial efforts to obtain confirmation of such acceptance from the Exchange.

4.3	Maxim agrees to provide the Company any supporting documents and information regarding the Loan Fee which the Exchange may reasonably request to verify or substantiate the Loan Fee.

5.	COLLECTION OF PERSONAL INFORMATION

5.1	Maxim acknowledges and consents to the fact that the Company is collecting Maxim’s personal information for the purpose of fulfilling this Agreement. Maxim acknowledges that its personal information may be included in record books in connection with the Closing and may be disclosed by the Company to: (a) stock exchanges or securities regulatory authorities, (b) the Company’s registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in this transaction, including the Company’s Counsel. By executing this Agreement, Maxim is deemed to be consenting to the foregoing collection, use and disclosure of Maxim’s personal information for the foregoing purposes, and to the retention of such personal information for as long as permitted or required by applicable laws. Furthermore, Maxim is hereby notified that:

(a)	the Company may deliver to any securities commission having jurisdiction over the Company, Maxim or this Agreement (collectively, the “Commissions”), certain personal information pertaining to Maxim, including Maxim’s full name, residential address and telephone number, the number of Shares or other securities of the Company owned by Maxim, the number of Shares acquired by Maxim, the consideration for the Shares, the prospectus exemption relied on by the Company and the date of distribution of the Shares;

(b)	such information is being collected indirectly by the Commissions under the authority granted to them in applicable securities laws;

(c)	such information is being collected for the purposes of the administration and enforcement of applicable securities laws; and

(d)	Maxim may contact the following public official in British Columbia with respect to questions about the British Columbia Securities Commission’s indirect collection of such information at the following address and telephone number:

Freedom of Information Analyst

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver BC V7Y 1L2

6.	GENERAL

6.1	In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

6.2	Any reference to currency is to the lawful currency of the Unites States unless otherwise indicated.

6.3	Maxim acknowledges that it is responsible for obtaining such legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Agreement.

6.4	Maxim acknowledges and agrees that all costs and expenses incurred by it (including any fees and disbursements of any legal counsel retained by Maxim) relating to this Agreement or the acquisition of the Shares shall be borne by Maxim.

6.5	This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

6.6	This Agreement, including the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Parties, notwithstanding the completion of the acquisition of the Shares by Maxim pursuant hereto.

6.7	This Agreement is not transferable or assignable.

6.8	Time shall be of the essence of this Agreement.

6.9	If any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, then: (a) such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent in such jurisdiction, (b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, and (c) such invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement.

6.10	Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the settlement of the Loan Fee and the issuance of the Shares, and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else with respect thereto.

6.11	This Agreement may only be amended by mutual written agreement of the Parties.

6.12	Delivery of an executed copy of this Agreement by electronic means, including by email transmission or by electronic delivery in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed copy of this Agreement. The Parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the delivery of this Agreement by electronic means.

6.13	All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, emailed or transmitted by any standard form of telecommunication. Notices to Maxim shall be directed to the address on page 1 and notices to the Company shall be directed to the Company’s Chief Executive Officer at the address on page 1.

6.14	This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first set forth above.

YERBAÉ BRANDS CORP.

Per:	/s/ Todd Gibson
Authorized Signatory

MAXIMCASH SOLUTIONS, LLC

Per:	/s/ Steve Cherner
Authorized Signatory

REGISTRATION AND DELIVERY INSTRUCTIONS

1.	Delivery - deliver the certificate representing the Shares to:
J P MORGAN CHASE BANK
DTC ACCOUNT 0032
FURTHER TO ACCOUNT # 920 73862

2.	Registration - register the Shares as follows:
MAXIMCASH FUND PARTNERSHIP LLC

(Registration name)
STEPEHN CHERNER

(Registration address)
10155 COLLINS AVE, BAL HARBOR FLA.33154

(Name and phone number of applicable contact person, if being delivered to a broker)

UNITED STATES ACCREDITED INVESTOR CERTIFICATE

Capitalized terms used in this U.S. Accredited Investor Certificate (this “Certificate”) and not specifically defined have the meaning ascribed to them in the Agreement between the Subscriber and the Company to which this Schedule A is attached.

This Certificate applies only to persons that are U.S. Purchasers. A “U.S. Purchaser” is: (a) any U.S. Person, (b) any person purchasing the Shares on behalf of any U.S. Person, (c) any person that receives or received an offer of the Shares while in the United States, or (d) any person that is in the United States at the time the Subscriber’s buy order was made or this Agreement was executed or delivered.

The Subscriber understands and agrees that none of the Shares have been or will be registered under the 1933 Act, or applicable state, provincial or foreign securities laws, and the Shares are being offered and sold to the Subscriber in reliance upon the exemption provided in Section

4(a)(2) of the 1933 Act and Rule 506 of Regulation D under the 1933 Act for non-public offerings. The Shares are being offered and sold within the United States only to “accredited investors” as defined in Rule 501(a) of Regulation D. The Shares offered hereby are not transferable except in accordance with the restrictions described herein.

The Subscriber represents, warrants, covenants and certifies (which representations, warranties, covenants and certifications will survive the Closing) to the Company (and acknowledges that the Company is relying thereon) that:

1.	it is not resident in Canada;

2.	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and it is able to bear the economic risk of loss of its entire investment;

3.	the Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Shares;

4.	it is acquiring the Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States securities laws;

5.	it (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

6.	if the Subscriber is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an “X” and your initial on the appropriate line(s)):

_____________	a natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds US$1,000,000. For purposes of this category, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Shares are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60 day period before the Closing Date for the purpose of investing in the Shares,

_____________	a natural person who had an individual income in excess of US$200,000 in each of the two most recent years, or joint income with their spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or

_____________	a director or executive officer of the Issuer;

7.	if the Subscriber is a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an “X” and your initial on the appropriate line(s)):

_____________	an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000,

_____________	a “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors,

_____________	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States),

_____________	a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act, or

_____________	an entity in which all of the equity owners satisfy the requirements of one or more of the categories set forth in Section 6 of this Certificate;

8.	it has not purchased the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

9.	if the Subscriber decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares, directly or indirectly, unless:

(a)	the sale is to the Company,

(b)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations in which such sale is made;

(c)	the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws, or

(d)	the Shares are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities, and

(e)	it has, prior to such sale pursuant to subsection (c) or (d), furnished to the Company an opinion of counsel of recognized standing reasonably satisfactory to the Company, to such effect;

10.	it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber’s acquisition or disposition of the Shares. In particular, no determination has been made whether the Company will be a “passive Foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

11.	it understands and agrees that the financial statements of the Company have been prepared in accordance with International Financial Reporting Standards, which differ from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

12.	it consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Certificate and the Agreement;

13.	it is resident in the United States of America, its territories and possessions or any state of the United States or the District of Columbia (collectively the “United States”), is a “U.S. Person” as such term is defined in Regulation S or was in the United States at the time the Shares were offered or the Agreement was executed;

14.	it understands that the Company has no obligation to register any of the Shares or to take action so as to permit sales pursuant to the 1933 Act (including Rule 144 thereunder); and

15.	it understands and acknowledges that the Company is not obligated to remain a “foreign issuer”.

The Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of the Shares.

Dated , JULY 5 , 2024.

X
Signature of individual (if Subscriber is an individual)

X
Authorized signatory (if Subscriber is not an individual)

MAXIMCASH SOLUTIONS, LLC
Name of Subscriber (please print)

/s Steve Cherner
Name of authorized signatory (please print)